CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM
We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under No. 2-95285, of our report dated February 9, 2005, relating to PC&J Preservation Fund, incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE  &  TOUCHE  LLP
Cincinnati,  Ohio
February  28,  2005